Exhibit 99.2

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 20, 2012, by and among Dune Energy, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and the entity or entities listed on the signature page hereto (the “Investor”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto.

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth in this Agreement, the Company may issue and sell to the Investor, and the Investor shall thereupon purchase from the Company, up to $13,068,822.41 (the “Total Commitment”) worth of newly issued shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); and

WHEREAS, on the date hereof, the Company is also entering to certain other Common Stock Purchase Agreements with other investors (collectively with the Investor, the “Committed Investors”), the terms of which are identical to this Agreement except with respect to the Total Commitment (the “Other Common Stock Purchase Agreements”), and, pursuant to this Agreement and such Other Common Stock Purchase Agreements, the Company may issue up to an aggregate of $50,000,000 worth of newly issued shares of the Company’s Common Stock (the “Aggregate Total Commitment”).

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON STOCK

Section 1.1 Purchase and Sale of Stock. Upon the terms and subject to the conditions and limitations of this Agreement, during the period commencing on the Closing Date and ending on December 31, 2013 (the “Term”), the Company, in its discretion, may with respect to Draw Down Requests and shall pursuant to the exercise by the Investor of the Investor’s rights pursuant to Section 2.10 (Investor’s Elected Drawn Down) issue and sell to the Investor up to $13,068,822.41 worth of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the “Aggregate Limit”) by (i) the delivery to the Investor of an initial Draw Down Request Notice (the “Initial Draw Down Request Notice”) for $7,841,293.45 worth of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the “Initial Purchase”), (ii) the delivery to the Investor of not more than two additional Draw Down Request Notices as provided in Article II hereof for up to $2,613,764.48 worth of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock each and (iii) if applicable, the exercise by the Investor of the Investor’s Elected Draw Down as provided in Section 2.10. The aggregate of all Draw Down Request Amounts and the amount of the Investor’s Elected Draw Down shall not exceed the Total Commitment.

Section 1.2 Initial Closing Date; Subsequent Funding Dates. This Agreement shall become effective and binding on the date hereof upon the delivery of counterpart signature pages of this Agreement executed by each of the parties hereto. The closing of the Initial Purchase (the “Closing Date”) shall occur no later than three (3) Business Days following the date of this Agreement upon the satisfaction of the conditions precedent as set forth in Article VII and upon the delivery of all other documents, instruments and writings required to be delivered on the Closing Date to the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, at 9:00 a.m., New York time, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants, and otherwise upon the terms and subject to the conditions, of this Agreement, from and after the Closing Date and during the Term (i) the Company shall issue and sell to the Investor, and the Investor agrees to purchase from the Company, the Shares in respect of each Draw Down Request and (ii) the Investor may purchase the Shares in respect of the Investor’s Elected Draw Down in accordance with Section 2.10. The issuance and sale of Shares to the Investor pursuant to any Draw Down Request or the Investor’s Elected Draw Down shall occur on the applicable Subsequent Funding Date in accordance with Section 2.6; provided, in each case, that all of the conditions precedent thereto set forth in Article VII theretofore shall have been fulfilled or (to the extent permitted by applicable law) waived.

Section 1.3 Reservation of Common Stock. The Company has or will have duly authorized and reserved for issuance, and covenants to continue to so reserve once reserved for issuance, free of all preemptive and other similar rights, at all times during the Term, the requisite aggregate number of authorized but unissued shares of its Common Stock to timely effect the issuance, sale and delivery in full to the Investor of all Shares to be issued in respect of all Draw Down Requests and the Investor’s Elected Draw Down under this Agreement, in any case prior to the issuance to the Investor of such Shares.

Section 1.4 Current Reports; Registration Statement. (i) As soon as practicable, but in any event not later than 5:30 p.m. (New York time) on the first Business Day immediately following the Closing Date, the Company shall file with the Commission a Current Report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement and the Registration Rights Agreement (the “Current Report”), and (ii) on or before 30 days following the Closing Date of the Initial Purchase, the Company shall file the Shelf Registration Statement in accordance with the terms of the Registration Rights Agreement. The Current Report shall include a copy of each of this Agreement and the Registration Rights Agreement as an exhibit. The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report and the Shelf Registration Statement prior to filing the Current Report and the Shelf Registration Statement with the Commission and shall give due consideration to all such comments; provided, however, that the failure of the Investor to make any objection shall not relieve the Company of any obligation or liability under this Agreement or the Registration Rights Agreement or affect the Investor’s right to rely on the representations and warranties made by the Company in this Agreement. In connection with each Draw Down Request or the Investor’s Elected Draw Down, in connection with the consummation of any sale of Shares to any Investor or if otherwise required under the Securities Act (or the interpretations of the Commission thereof), not later than 8:30 a.m. (New York time) on the first Business Day immediately following such event, the Company shall file with the Commission a Current Report on Form 8-K relating to such event, describing the material terms and conditions thereof, including but not limited to the total number of Shares that are to be (and, if applicable, have been) issued and sold to the Investor pursuant to such Draw Down Request(s) or the Investor’s Elected Draw Down, the total purchase price for the Shares subject to such Draw Down Request(s) or the Investor’s Elected Draw Down and the net proceeds that are to be (and, if applicable, have been) received by the Company from the sale of such Shares, and including such other information as may be required by Form 8-K. The Company shall also disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all Draw Down Request(s) and the Investor’s Elected Draw Down, if applicable, consummated during the relevant fiscal quarter. Upon the filing of the Current Report with the Commission, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Current Report.

ARTICLE II

DRAW DOWN REQUEST TERMS

Subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in this Agreement, the parties agree (unless otherwise mutually agreed upon by the parties in writing) as follows:

Section 2.1 Draw Down Request Notice. Upon the terms and subject to the conditions and limitations of this Agreement, the Company may, in its sole discretion, from time to time during the Term, no later than 9:30 a.m. (New York time) on any Business Day, provide to the Investor a Draw Down Request notice, substantially in the form attached hereto as Exhibit A (the “Draw Down Request Notice”), which Draw Down Request Notice shall become effective at 9:30 a.m. (New York time) on such Business Day. Each Draw Down Request Notice shall specify (i) the amount of the Draw Down Request ($7,841,293.45 for the Initial Draw Down Request Notice and up to a maximum of $2,613,764.48 for each additional Draw Down Request Notice), (ii) the Company’s calculation of the Performance Condition and the Cap Ex Condition and (iii) the proposed closing date for the applicable Draw Down Request. For any Draw Down Request provided pursuant to this Section 2.1, the purchase price per Share shall be equal to $1.60, as adjusted from time to time to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification or similar change with respect to the Shares on or after the Closing Date (the “Draw Down Purchase Price”). Upon the terms and subject to the conditions and limitations of this Agreement, the Investor is obligated to accept each Draw Down Request Notice prepared and delivered in accordance with the provisions of this Agreement. The date on which the Company delivers any Draw Down Request Notice in accordance with this Section 2.1 hereinafter shall be referred to as a “Draw Down Request Exercise Date.” The Investor shall have up to ten (10) days from the applicable Draw Down Request Exercise Date to determine if the conditions precedent to the obligations of the Investor set forth in Section 7.2 are satisfied with respect to the applicable Draw Down Request. The Company shall notify the Investor of a single closing date that shall occur no earlier than ten (10) days from the applicable Draw Down Request Exercise Date (unless waived by the Investor) (the “Subsequent Funding Date”).

Section 2.2 Limitation of Draw Down Requests. There shall only be permitted: (i) one initial Draw Down Request for the Initial Purchase and (ii) up to a maximum of two additional Draw Down Requests during the Term.

Section 2.3 Option to Fund Draw Down Request Amount. In the event the conditions precedent to the obligations of the Investor set forth in Section 7.2 are not satisfied on any Draw Down Request Exercise Date or proposed Subsequent Funding Date (each, a “Determination Date”), the Investor shall, within two Business Days from the Determination Date, notify the Company whether it elects to fund its Draw Down Request Amount. If Committed Investors representing at least two-thirds of the obligations in respect of the Aggregate Total Commitment (the “Electing Investors”) independently notify the Company that they have elected to fund their applicable amount in respect of such Draw Down Request, the Company may notify the Investor of such event and the Investor shall be required to fund its Draw Down Request Amount irrespective of whether the Investor is an Electing Investor; provided that if the Company so notifies any Committed Investor it shall notify all Committed Investors. The Company shall then notify the Investor of a new Subsequent Funding Date that shall occur no later than ten (10) Business Days from the applicable Determination Date.

Section 2.4 Defaulting Investors. If any Committed Investor fails to fund its applicable Draw Down Request Amount on the Closing Date or any Subsequent Funding Date, such Committed Investor shall be a “Defaulting Investor,” and the aggregate of all such Defaulting Investors’ unfunded commitment amount shall be the “Defaulting Amount.” In such event, the Company shall immediately notify the Investor of the Defaulting Amount on or prior to the Closing Date or Subsequent Funding Date. If the Investor is not a Defaulting Investor, it shall, within two Business Days from the Closing Date or Subsequent Funding Date, as applicable, notify the Company whether it elects to fund the Defaulting Amount. Within two Business Days thereafter, the Company shall notify the Investor of its Proportionate Percentage of the Defaulting Amount, and the Investor and the Company shall then agree on a new closing date within five days from the receipt of such notice to fund its amount. An Investor may elect to fund all or any portion of the Defaulting Amount in its sole discretion. Notwithstanding any Investor’s classification as a “Defaulting Investor” pursuant to this Section 2.4, such Investor reserves all rights with respect to any defenses or claims it may have against the Company with respect to this Agreement or the Registration Rights Agreement.

Section 2.5 Reduction of Commitment. On each Subsequent Funding Date with respect to a Draw Down Request, unless the Investor is a Defaulting Investor, the Investor’s Total Commitment under this Agreement shall automatically (and without the need for any amendment to this Agreement) be reduced, on a dollar-for-dollar basis, by the total amount of the Draw Down Request Amount for such Draw Down Request paid to the Company on such Subsequent Funding Date.

Section 2.6 Settlement. The payment for, against delivery of, Shares in respect of each Draw Down Request (other than the Initial Purchase) shall be settled on the applicable Subsequent Funding Date. On the Closing Date or the Subsequent Funding Date, as applicable, the Investor shall provide payment for the applicable Shares to the Company’s designated account by wire transfer of immediately available funds and, immediately upon receipt of such funds, the Company shall, or shall cause its transfer agent to, deliver evidence of issuance of a certificate evidencing the Shares credited to book-entry accounts maintained by the transfer agent, bearing any such legend or restrictive notation as required by federal and state securities laws, free and clear of any liens, other than transfer restrictions under the applicable federal and state securities laws. As set forth in Section 9.1(ii), a failure by the Company to deliver such Shares shall result in the payment of partial damages by the Company to the Investor.

Section 2.7 Draw Down Limit. Notwithstanding anything to the contrary contained in this Agreement, in the event the Company is then subject to applicable rules of any Trading Market limiting the number of Shares that can be issued without stockholder approval (the “Listing Condition”) and subject to Section 2.8 below, the Company shall not issue or sell any shares of Common Stock pursuant to any single Draw Down Request or the Investor’s Elected Draw Down, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to any single Draw Down Request or the Investor’s Elected Draw Down, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to such Draw Down Request or Investor’s Elected Draw Down would exceed the Draw Down Limit (taking into account all shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by such Draw Down Request or the Investor’s Elected Draw Down under applicable rules of any Trading Market on which the Common Stock may be listed or quoted) unless and until the stockholders of the Company have approved the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of any Trading Market on which the Common Stock may be listed or quoted, and the Charter and Bylaws of the Company. For the avoidance of doubt, the Company may, but shall be under no obligation to, solicit stockholder approval of the transactions contemplated by this Agreement; provided, that if any required stockholder approval of the transactions contemplated hereby is not obtained and the Listing Condition is satisfied, the Draw Down Limit shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 2.8 below), and the Investor may only purchase such shares of Common Stock if it does not exceed its pro rata percentage of the Draw Down Limit in relation to all of the Committed Investors. If the Company issues a Draw Down Request Notice that otherwise would permit the Investor to purchase shares of Common Stock which, when aggregated with all other shares of Common Stock issued or sold pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by such Draw Down Request Notice under applicable rules of any Trading Market on which the Common Stock may be listed or quoted, would exceed the Draw Down Limit, such Draw Down Request Notice shall be void ab initio to the extent of the amount by which the number of shares of Common Stock otherwise issuable pursuant to such Draw Down Request Notice together with all shares of Common Stock issued pursuant to all such other aggregated transactions, would exceed the Draw Down Limit.

Section 2.8 Trading Market Regulation. The Company shall not issue any Shares under this Agreement if such issuance would otherwise breach the Company’s obligations under the rules and regulations of any Trading Market on which the Common Stock may then be listed or quoted. The provisions of this Section 2.8 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 2.8 only if necessary to ensure compliance with the rules and regulations of any Trading Market on which the Common Stock may be listed or quoted.

Section 2.9 Blackout Periods. The Company shall advise the Investor in writing of any changes to its policy on insider trading. Notwithstanding any other provision of this Agreement, the Company shall not deliver any Draw Down Request Notice or otherwise offer, sell or deliver Shares to the Investor, and the Investor shall not be obligated to purchase any Shares pursuant to this Agreement, (i) during any period in which the Investor is in possession of material non-public information regarding the Company that was received, directly or indirectly, from the Company, (ii) during any period in which the Company’s insider trading policy, as it exists from time to time, would prohibit purchases or sales of Common Stock by its officers or directors, (iii) during any other “blackout” period or (iv) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 48 hours after the time that the Company files a current report on Form 8-K that includes the financial and related information covered by such Earnings Announcement.

Section 2.10 Investor’s Elected Draw Down. Upon the occurrence of any Trigger Event, the Company shall, within two Business Days, notify the Investor of such Trigger Event, and the Investor, in its sole discretion, shall have the right to purchase up to the remaining shares of Common Stock subject to the Total Commitment (the “Investor’s Elected Draw Down”). If the Investor elects to purchase such Shares under the Investor’s Elected Draw Down, the Investor shall notify the Company of such election within ten (10) Business Days of the receipt of such notice from the Company, and the purchase price per Share will be equal to the Draw Down Purchase Price. For purposes hereof, “Trigger Event” shall mean the earlier to occur of any of (i) a Change of Control and (ii) the date of expiration of the Term. A “Change of Control” shall have been deemed to have occurred during the Term if definitive and binding documentation in connection with such transaction shall have been executed during the Term. Notwithstanding anything to the contrary in this Agreement, the Investor’s rights under this Section 2.10 shall survive until the closing of any such Change of Control.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations and warranties to the Company:

Section 3.1 Organization and Standing of the Investor. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

Section 3.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization for the Investor is required. This Agreement has been duly executed and delivered by the Investor. Each of this Agreement and the Registration Rights Agreement constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (the “Enforceability Exceptions”).

Section 3.3 No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of the Investor’s charter documents, bylaws or other applicable organizational documents, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement in any material respect. The Investor is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Shares in accordance with the terms hereof.

Section 3.4 Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors (subject to Section 5.7 of this Agreement). The Investor and its advisors have been afforded the opportunity to ask questions of representatives of the Company. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. The Investor is aware of all of its obligations under U.S. federal and applicable state securities laws and all rules and regulations promulgated thereunder in connection with this Agreement and the transactions contemplated hereby and the purchase and sale of the Shares.

Section 3.5 Securities Act. The Investor is: (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act). The Investor understands and acknowledges that the Shares are being offered in transactions not involving any public offering within the meaning of the Securities Act, that the initial offering and issuance of the Shares has not been registered under the Securities Act or any other securities law and that (i) if in the future it decides to resell, pledge or otherwise transfer any Shares that it purchases hereunder, those Shares, absent an effective registration statement under the Securities Act, may be resold, pledged or transferred only pursuant to an applicable exemption from registration under the Securities Act in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and (ii) it will, and each subsequent holder of any of the Shares that it purchases in this offering is required to, notify any subsequent purchaser of such Shares from it or subsequent holders, as applicable, of the resale restrictions referred to in clause (i) of this sentence.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Investor, except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement (the “Disclosure Schedule”)):

Section 4.1 Organization, Good Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 4.2 Authority, Enforceability. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to issue and sell the Shares in accordance with the terms hereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Draw Down Request Notice), the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.3 Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. No shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the date hereof complied, in all material respects, with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. The Company has made available via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) true and correct copies of the Company’s Charter and Bylaws.

Section 4.4 Issuance of Shares. The Shares to be issued under this Agreement have been or will be (prior to the delivery of any Draw Down Request Notice to the Investor hereunder), duly authorized by all necessary corporate action on the part of the Company. The Shares, when paid for in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and nonassessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof.

Section 4.5 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or to which any of its properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected (including federal and state securities laws and regulations and the rules and regulations of any Trading Market or OTC Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement, or to issue and sell the Shares to the Investor in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any Trading Market or OTC Market subsequent to the date hereof).

Section 4.6 Commission Documents, Financial Statements. (a) The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents. The Company has made available via EDGAR true and complete copies of the Commission Documents filed with or furnished to the Commission prior to the date hereof (including, without limitation, the 2011 Form 10-K). The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of its filing date, each Commission Document filed with or furnished to the Commission (including, without limitation, the 2011 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Commission Document to be filed with or furnished to the Commission after the date hereof, including any Commission Document incorporated by reference in the Registration Statement during the Term (including, without limitation, the Current Report), when such document becomes effective or is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The Company has heretofore furnished to the Investor its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2011, reported on by Malone & Bailey PC, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2012, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(c) The Company has heretofore furnished to the Investor its unaudited pro forma consolidated balance sheet and capitalization dated as of September 30, 2012. Such pro forma balance sheet and capitalization present fairly, in all material respects, the pro form financial position of the Company and its consolidated Subsidiaries as of such date.

(d) The Company has timely filed with the Commission and made available via EDGAR all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant Commission Documents. The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company’s Commission filings and other public disclosure documents. As used in this Section 4.6(d), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.

Section 4.7 Subsidiaries; Foreign Operations. Except as set forth in the Disclosure Schedule pursuant to this Section 4.7, the Company has no other Subsidiaries and the Company has no Foreign Subsidiaries and no Subsidiary owns any Oil and Gas Properties not located within the geographic boundaries of the United States of America. Each Subsidiary in the Disclosure Schedule pursuant to this Section 4.7 is a Wholly-Owned Subsidiary.

Section 4.8 No Material Adverse Effect. Since December 31, 2011, except as set forth in the Disclosure Schedule pursuant to this Section 4.8 or in the Commission Documents, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) as of the date hereof, the business of the Company and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

Section 4.9 No Undisclosed Liabilities. Except as set forth in the Disclosure Schedule pursuant to this Section 4.9 and except as referred to or reflected or provided for in the financial statements, neither the Company nor any Subsidiary has on the date hereof any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, other than those incurred in the ordinary course of the Company’s business since December 31, 2011 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

Section 4.10 Indebtedness. The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2012 sets forth, as of September 30, 2012, all outstanding secured and unsecured indebtedness of the Company, or for which the Company has commitments through such date. Except as set forth in the Disclosure Schedule pursuant to this Section 4.10 and except as referred to or reflected or provided for in the financial statements, neither the Company nor any Subsidiary has on the date hereof any material indebtedness (including disqualified capital stock). There is no existing or continuing default or event of default in respect of any indebtedness of the Company. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 4.11 Title To Assets; Maintenance of Properties. Except as could not reasonably be expected to have a Material Adverse Effect:

(a) Each of the Company and its Subsidiaries has good and defensible title to its Oil and Gas Properties and good title to all its personal Properties that are necessary to permit the Company and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof, and in each case, free and clear of all Liens except Liens permitted by the Company’s Credit Agreement. After giving full effect to the Excepted Liens, the Company or the Subsidiary specified as the owner owns the net interests in production attributable to such Hydrocarbon Interests, and the ownership of such Properties shall not obligate the Company or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount materially in excess of the working interest of each Property that is not offset by a corresponding proportionate increase in the Company’s or such Subsidiary’s net revenue interest in such Property; provided that the Company or any Subsidiary shall have the right to bear costs disproportionate to the Company’s or such Subsidiary’s working interest with respect to any Hydrocarbon Interest for a period of time in order to earn an interest in such Hydrocarbon Interest from a third party as evidenced by written agreement.

(b) All material leases and agreements necessary for the conduct of the business of the Company and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases.

(c) The rights and Properties presently owned, leased or licensed by the Company and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Company and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d) All of the Properties of the Company and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition (normal wear and tear excepted) and are maintained in accordance with prudent business standards.

(e) Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Company and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Company and its Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Company or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Company or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Company or such Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Company or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Company or any of its Subsidiaries, in a manner consistent with the Company’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 4.11(e) could not reasonably be expected to have a Material Adverse Effect).

Section 4.12 Actions Pending. Except as set forth in the Disclosure Schedule pursuant to this Section 4.12, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the Knowledge of the Company, threatened against or affecting the Company or any Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that seek to enjoin the performance of this Agreement or any transaction contemplated hereby. Since the date of this Agreement, there has been no change in the status of the matters disclosed in the Disclosure Schedule pursuant to this Section 4.12 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 4.13 Compliance With Law. Each of the Company and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.14 No Default or Event of Default. (a) Neither the Company nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any indenture, note, credit agreement or instrument pursuant to which any material indebtedness is outstanding or by which the Company or any Subsidiary or any of their Properties is bound, except such as has been validly cured or waived.

(b) No event or condition which constitutes a default (or an event which, with notice or lapse of time or both, would become a default) under this Agreement has occurred and is continuing, except such as has been validly cured or waived.

Section 4.15 Certain Fees. No brokers, finders or financial advisory fees or commissions is or shall be payable by the Company (or any of its affiliates) with respect to the transactions contemplated by this Agreement. Except as set forth in this Section 4.15 or as disclosed in Section 4.15 of the Disclosure Schedule, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Investor for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s Knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates that could reasonably be expected to affect the FINRA’s determination of the amount of compensation to be received by any FINRA member or person associated with any FINRA member in connection with the transactions contemplated by this Agreement. Except as set forth in this Section 4.15 or as disclosed in Section 4.15 of the Disclosure Schedule, no “items of value” (within the meaning of FINRA Rule 5110) have been received, and no arrangements have been entered into for the future receipt of any items of value, from the Company or, to the Company’s Knowledge, any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates by any FINRA member or person associated with any FINRA member, during the period commencing 180 days immediately preceding the date hereof and ending on the date this Agreement is terminated, that could reasonably be expected to affect the FINRA’s determination of the amount of compensation to be received by any FINRA member or person associated with any FINRA member in connection with the transactions contemplated by this Agreement.

Section 4.16 Operation of Business. The Company and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business (collectively, “Intellectual Property”), and the use thereof by the Company and such Subsidiary does not infringe upon the rights of any other Person. The Company and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons.

Section 4.17 Environmental Compliance. Except for such matters as set forth in the Disclosure Schedule pursuant to this Section 4.17 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company:

(a) the Company and its Subsidiaries and each of their respective properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws.

(b) the Company and its Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of the Company or the Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied.

(c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective Properties or as a result of any operations at such Properties.

(d) none of the Properties of the Company or any Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials in a condition in violation of any applicable standard under Environmental Law; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

(e) there has been no Release or, to the Company’s knowledge, threatened Release, of Hazardous Materials in violation of any applicable Environmental Law at, on, under or from the Company’s or any Subsidiary’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties.

(f) neither the Company nor any Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Company’s or any Subsidiary’s Properties and, to the Company’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice.

(g) to the Company’s knowledge, there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Company’s or the Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation.

(h) The Company and the Subsidiaries have provided to the Lenders access to all material environmental site assessment reports, investigations and written studies (including those relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Company’s or the Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.

Section 4.18 Material Agreements. The Company is not a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”) that has not been filed with the Commission. The Company has performed in all material respects all the obligations required to be performed by it under the Material Agreements, has received no notice of default or an event of default by the Company thereunder and is not aware of any basis for the assertion thereof, and neither the Company nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, except in each case, the result of which would not have a Material Adverse Effect. Each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.19 Transactions With Affiliates. There are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between (a) the Company, on the one hand, and (b) any Person who would be covered by Item 404(a) of Regulation S-K, on the other hand. There are no outstanding amounts payable to or receivable from, or advances by the Company to, and the Company is not otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or Affiliate of the Company, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or (ii) as part of the normal and customary terms of such Persons’ employment or service as a director with the Company.

Section 4.20 Securities Act. Assuming the accuracy of the representations and warranties of the Investor contained in Article III and the compliance of such parties with the agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Shares, in the manner contemplated by this Agreement, to register the offer and sale of the Shares under the Securities Act. The Company will not offer or sell any of the Shares pursuant to this Agreement to any person whom it reasonably believes is not: (i) a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or (ii) an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act). Neither the Company nor any of its affiliates have engaged directly or indirectly in any form of “general solicitation” or “general advertising” in connection with the offering of the Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2). The Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Shares, except for this Agreement. The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission. The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares contemplated by this Agreement. Prior to the date hereof, the Company has not distributed any offering material in connection with the offering and sale of the Shares. From and after the date hereof and prior to the completion of the distribution of the Shares, the Company shall not distribute any offering material in connection with the offering and sale of the Shares, other than as set forth in the Disclosure Schedule pursuant to this Section 4.20.

Section 4.21 Location of Business and Offices. The Company’s jurisdiction of organization is Delaware; the name of the Company as listed in the public records of its jurisdiction of organization is Dune Energy, Inc.; and the organizational identification number of the Company in its jurisdiction of organization is 2969625. The Company’s principal place of business and chief executive offices are located at the address specified in Section 9.4. Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated in the Disclosure Schedule pursuant to this Section 4.21.

Section 4.22 Use of Proceeds. With respect to any proceeds from the issuance of the Common Stock pursuant to this Agreement, the Company has complied in all material respects with the condition set forth in Section 5.8 of this Agreement.

Section 4.23 Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Shares shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.24 ERISA. Except as could not reasonably be expected to have a Material Adverse Effect,

(a) The Company, the Subsidiaries and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan.

(b) Each Plan is, and has been, established and maintained in compliance with its terms, ERISA and, where applicable, the Code.

(c) No act, omission or transaction has occurred which could result in imposition on the Company, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d) Full payment when due has been made of all amounts which the Company, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e) Neither the Company, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Company, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any liability.

(f) Neither the Company, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 4.25 Taxes. Except as set forth in the Disclosure Schedule pursuant to this Section 4.25, (a) each of the Company and its Subsidiaries has timely filed or caused to be filed all federal income and other material Tax returns and reports required to have been filed (or obtained extensions with respect thereto) and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) no action to enforce any Tax Lien has been commenced.

Section 4.26 Insurance. The Company has, and has caused all of its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Company and its Subsidiaries.

Section 4.27 Foreign Corrupt Practices Act . Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Company and its Subsidiaries have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 4.28 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best Knowledge of the Company, threatened.

Section 4.29 OFAC. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any material U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds from the sale of the Shares hereunder or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by the OFAC.

Section 4.30 Disclosure; No Material Misstatements. Taken as a whole, none of the other reports, financial statements, certificates or other written information (other than projections) furnished by or on behalf of the Company to the Investor or any of its Affiliates in connection with the negotiation of this Agreement, when furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading (other than omissions that pertain to matters of a general economic nature or matters of public knowledge that generally affect any of the industry segments of the Company or its Subsidiaries); provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, recognizing that there are industry-wide risks normally associated with the types of business conducted by the Company and its Subsidiaries.

Section 4.31 Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares.

Section 4.32 Gas Imbalances, Prepayments. Except as set forth in the Disclosure Schedule pursuant to this Section 4.32, on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Company or any of its Subsidiaries to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one-fourth of a bcf of gas (on an mcf equivalent basis) in the aggregate.

Section 4.33 Marketing of Production. Except for contracts listed and in effect on the date hereof in the Disclosure Schedule pursuant to this Section 4.33, and thereafter disclosed in writing to the Investor (with respect to all of which contracts the Company represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Company’s or its Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 4.34 Acknowledgement Regarding Investor’s Acquisition of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and any advice given by the Investor or any of its representatives or agents in connection with this Agreement or the transactions contemplated hereby is merely incidental to the Investor’s acquisition of the Shares. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Article III of this Agreement.

Section 4.35 Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

ARTICLE V

COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows during the Term:

Section 5.1 Securities Compliance; FINRA Filing.

(i) The Company shall notify any Trading Market or OTC Market, if required, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to the Investor in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, the Company shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals in order to (i) qualify the Shares for offering and sale to the Investor, or to obtain an exemption for the Shares to be offered and sold to the Investor and (ii) qualify the Shares for offer and resale by the Investor, or to obtain an exemption for the Shares to be offered and resold by the Investor, in each case under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Investor may designate, and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement).

(ii) The Company shall assist with the preparation and filing with FINRA’s Corporate Financing Department via the Public Offering System of all documents and information required to be filed with FINRA pursuant to FINRA Rule 5110 with regard to the transactions contemplated by this Agreement (the “FINRA Filing”) or any resale of the Shares by the Investor. In connection therewith, the Company shall pay to FINRA by wire transfer of immediately available funds the applicable filing fee with respect to the FINRA Filing, and the Company shall be solely responsible for payment of such fee.

Section 5.2 Registration and Listing. The Company shall take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, shall comply in all material respects with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. Without limiting the generality of the foregoing, the Company shall file all reports, schedules, registrations, forms, statements, information and other documents required to be filed by the Company with the Commission pursuant to the Exchange Act, including all material required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case within the time periods required by the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act). If the Common Stock is listed on a Trading Market, the Company shall use its reasonable best efforts to continue the listing and trading of its Common Stock and the listing of the Shares purchased by the Investor hereunder on the Trading Market, and shall comply with the Company’s reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules and regulations of FINRA and the Trading Market, and the Company shall not take any action which could reasonably be expected to result in the delisting or suspension of the Common Stock on the Trading Market.

Section 5.3 Compliance with Laws.

(i) The Company shall comply (a) with all laws, rules, regulations, permits and orders applicable to the business and operations of the Company, except as would not have a Material Adverse Effect and (b) with all applicable provisions of the Securities Act, the Exchange Act, the rules and regulations of the FINRA and, if applicable, the listing standards of any Trading Market or OTC Market. Without limiting the foregoing: (A) neither the Company nor any of its officers or directors (1) will take, directly or indirectly, any action designed or intended to cause or to result in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, or (2) sell, bid for, purchase, or pay any compensation for soliciting purchases of, any of the Shares; and (B) neither the Company nor to the Knowledge of the Company, any of its directors, officers, agents, employees or any other Persons acting on its behalf shall, in connection with the operation of the Company’s business, (a) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (b) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (c) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, the FCPA and the Money Laundering Laws.

(ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Shares, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and any applicable securities laws of any non-U.S. jurisdictions. Neither the Investor nor any of its officers or directors will take, directly or indirectly, any action designed or intended to cause or to result in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares.

Section 5.4 Due Diligence. Subject to the requirements of Section 5.7 of this Agreement, from time to time from and after the period beginning with the applicable Draw Down Request Exercise Date through and including the applicable Subsequent Funding Date, the Company shall make available for inspection and review by the Investor, customary documentation allowing the Investor and its appointed counsel or advisors to conduct due diligence.

Section 5.5 Other Agreements. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company or any Subsidiary to perform its obligations under this Agreement, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in respect of a previously provided Draw Down Request Notice on the applicable Subsequent Funding Date.

Section 5.6 Registration Rights Agreement. The Company shall comply with all of its obligations under the Registration Rights Agreement.

Section 5.7 Non-Public Information. Neither the Company, nor any of its directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, except (i) with the written consent of the Investor, and (ii) unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company, or any of its directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), the Investor shall give prompt written notice of such breach to the Company requesting that the Company make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information. If the Company does not make such public disclosure of such material, non-public information promptly, and in any case within 24 hours following receipt of such written notice, in addition to any other remedy provided in this Agreement, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company or any of its directors, officers, employees or agents. The Investor shall not have any liability to the Company or any of its directors, officers, employees, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, and the Investor may disclose such information.

Section 5.8 Use of Proceeds. The Company shall use all proceeds from the issuance of the Common Stock pursuant to this Agreement to fund working capital, which shall be used to fund projects substantially similar to those defined in the Company’s proposed drilling program, as described in Appendix A attached hereto.

Section 5.9 Public Information. At any time during the period commencing from the six-month anniversary of the Closing Date and ending at such time that all of the Shares may be sold pursuant to an effective Registration Statement, without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) and the Company fails to cure such Public Information Failure within two (2) Business Days, then, as partial relief for the damages to any holder of Shares by reason of any such delay in or reduction of its ability to sell the Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Total Commitment of such holder’s Shares on the day of a Public Information Failure and on every thirtieth day (prorated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Shares from selling such Shares pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 5.9 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

Section 5.10 Most Favored Nations. In connection with transactions contemplated hereby and by the other Common Stock Purchase Agreements entered into with the other Committed Investors, the Company represents and warrants that none of the terms offered or given to the other Committed Investors are or will be more favorable to such other Committed Investor than those of the Investor in this Agreement, and this Agreement shall be, without any further action by the Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of any such more favorable terms. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this Agreement) as the undersigned may reasonably request to further effectuate the foregoing.

Section 5.11 Rights Offering. Within ninety (90) days of the Closing Date the Company may, but shall not be required to, register and make an offer to non-participating stockholders of record a subscription right (the “Rights Offering”) to make a one-time proportional purchase of the Company’s Common Stock at a purchase price of $1.60 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like); provided that such Rights Offering shall only be permitted if no registration statement relating to the Rights Offering or any securities issued or issuable in connection therewith, including but not limited to Common Stock, is filed with the SEC prior to the date that is five (5) days following the date the Shelf Registration Statement required pursuant to the Registration Statement is declared effective by the SEC.

Section 5.12 DTC. The Company covenants to take all actions as may be required for the acceptance of the Shares into the book-entry system maintained by The Depository Trust Company (“DTC”) as soon as DTC’s practices permit the Shares to be issued or evidenced by the book-entry system maintained by DTC.

ARTICLE VI

PREEMPTIVE RIGHTS

Section 6.1 Preemptive Notice. Except for (i) capital stock or any security convertible into or exchangeable for capital stock which may be issued to employees of the Company pursuant to a stock option plan or other compensation arrangement approved by the Company’s board of directors (the “Board of Directors”), (ii) capital stock issued as consideration to an unaffiliated third party in a merger or acquisition transaction approved by the Board of Directors, (iii) capital stock issued pursuant to a conversion of shares of a class of capital stock into shares of another class of capital stock, assuming such classes of capital stock are outstanding on the Closing Date and the terms thereof are not amended after the Closing Date, (iv) any refinancing of the Company’s credit facility as in effect on the date hereof set forth on Schedule 6.1 (the “Existing Credit Facility”) with another syndicated reserve-based credit facility that: (a) contains terms that are not, when taken as a whole, materially less favorable to the Company than the Existing Credit Facility and (b) has an overall cost for borrowings thereunder, including but not limited to the interest rate and fees applicable to borrowings, upfront fees, original issue discount, availability fees and any other fees and expenses (which, for the avoidance of doubt, would include warrants or any other compensation directly or indirectly paid or issued to the lenders thereunder), that in the aggregate on an annualized basis is not more than 225 basis points greater than the overall cost for borrowings under the Existing Credit Facility on the date hereof, (v) common stock issued pursuant to the Rights Offering and (vi) capital stock issued pursuant to a stock split, stock dividend, subdivision or combination of the Company’s outstanding capital stock (each, an “Exempt Issuance”), if the Company at any time or from time to time wishes to (A) issue and sell any shares of capital stock or any security convertible into or exchangeable for capital stock or other securities, in each case, of the Company or any of its Subsidiaries (the “New Securities”) or (B) issue and sell any debt securities of the Company or any of its Subsidiaries or consummate any bank, syndicated credit or other debt financing (a “New Debt Financing”), then the Company shall offer such New Securities or New Debt Financing first to the Committed Investors by sending written notice (the “New Issuance Notice”) to the Committed Investors at least twenty (20) days prior to the issuance and sale of the New Securities or consummation of the New Debt Financing, which shall state (a) the number of shares of New Securities proposed to be issued and sold or the aggregate amount of the New Debt Financing, (b) the proposed purchase price per security of the New Securities or the proposed pricing of the New Debt Financing (the “Proposed Price”) and (c) the date on which the New Securities will be sold to the Committed Investors or the New Debt Financing will be purchased or provided by the Committed Investors. Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Sections 6.2 and 6.3 shall have been waived or shall have expired. The rights provided for in this Article VI shall terminate on the earlier to occur of the date (i) the Investor no longer holds at least 50% of the aggregate amount of shares of Common Stock it held as of the Closing Date; (ii) the Investor becomes a Defaulting Investor; and (iii) the Investor no longer owns at least 50% of its pro rata ownership percentage in the Company as of the Closing Date (without giving effect to any Exempt Issuance).

Section 6.2 Investor Option. For a period of (i) fifteen (15) days after the date of the New Issuance Notice pursuant to Section 6.1 relating to the Company’s proposed issuance or sale of New Securities, or (ii) ten (10) days after the date of the New Issuance Notice pursuant to Section 6.1 relating to the Company’s proposed New Debt Financing, as the case may be, the Investor (a “Preemptive Rightholder”) shall have the right to purchase or provide any or all of its Proportionate Percentage (as hereinafter defined) of the New Securities or of the New Debt Financing, in each case, at a price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice.

Section 6.3 Exercise of Rights.

(i) The right of each Preemptive Rightholder to purchase the New Securities or purchase or provide the New Debt Financing under Section 6.2 shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 15-day period or 10-day period, as applicable, referred to in Section 6.2, to the Company, which notice shall state the amount of New Securities or the New Debt Financing that such Preemptive Rightholder elects to purchase or provide, as applicable. The failure of a Preemptive Rightholder to respond within such 15-day period or 10-day period, as applicable, shall be deemed to be a waiver of such Preemptive Rightholder’s rights under Section 6.2 with respect to the issuance of securities or the financing on the terms set forth in the New Issuance Notice.

(ii) If any Preemptive Rightholder elects not to purchase or provide all of its Proportionate Percentage of any New Securities or New Debt Financing (the “Unallocated Amount”), the Company shall notify each Preemptive Rightholder that elected to purchase or provide all of its Proportionate Percentage of such New Securities or New Debt Financing of the Unallocated Amount at the expiration of the 15-day or 10-day period, as applicable, referred to in Section 6.2. In such case, each Preemptive Rightholder that elected to purchase or provide all of its Proportionate Percentage of such New Securities or New Debt Financing shall be entitled to purchase or provide its Proportionate Percentage of the Unallocated Amount by delivering written notice to the Company within five (5) days, which notice shall state the amount of the Unallocated Amount that such Preemptive Rightholder elects to purchase or provide, as applicable.

Section 6.4 Additional Provisions. If the Committed Investors do not elect to purchase all of the New Securities or purchase or provide all of the New Debt Financing pursuant to this Article VI, the Company may sell the New Securities not so purchased by the Committed Investors or consummate the portion of the New Debt Financing not purchased or provided by the Committed Investors pursuant to this Article VI on terms and conditions that are no more favorable to the proposed purchaser or proposed lender than those set forth in the New Issuance Notice. If such sale of New Securities or New Debt Financing is not consummated within a three-month period after the date upon which the New Issuance Notice is given or if the principal terms of such transaction change such that the price is less than or the terms are more favorable to the proposed purchaser than those in the New Issuance Notice for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities or consummation of a New Debt Financing may be made thereafter by the Company without again offering the same to the Committed Investors in accordance with this Section 6.4. Any issuance of New Securities or the consummation of any New Debt Financing by the Company in violation of this Section shall be null and void ab initio. The Investor shall be entitled to apportion its preemptive rights granted to it pursuant to this Article VI as it deems appropriate among itself and its Affiliates.

ARTICLE VII

OPINION OF COUNSEL AND CERTIFICATE;

CONDITIONS TO THE SALE AND PURCHASE OF THE SHARES

Section 7.1 Conditions Precedent to the Obligation of the Company. The obligation hereunder of the Company to issue and sell the Shares to the Investor under the Initial Draw Down Request and any additional Draw Down Request is subject to the satisfaction or (to the extent permitted by applicable law) waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and (to the extent permitted by applicable law) may be waived by the Company at any time in its sole discretion.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Draw Down Request Exercise Date and the Closing Date or Subsequent Funding Date, as applicable, with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the applicable Draw Down Request Exercise Date and the Closing Date or Subsequent Funding Date, as applicable, with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the applicable Draw Down Request Exercise Date and the Closing Date or Subsequent Funding Date, as applicable.

(iii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(iv) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or Governmental Authority shall have been commenced or threatened, and no inquiry or investigation by any Governmental Authority shall have been commenced or threatened, against the Company, or any of the officers, directors or Affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

Section 7.2 Conditions Precedent to the Obligation of the Investor. The obligation hereunder of the Investor to accept the Initial Draw Down Request on the Closing Date and any additional Draw Down Request Notice and to acquire and pay for the Shares is subject to the satisfaction or (to the extent permitted by applicable law) waiver, at or before, each Draw Down Request Exercise Date and the Closing Date or Subsequent Funding Date, as applicable, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and (to the extent permitted by applicable law) may be waived by the Investor at any time in its sole discretion.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement, as modified by the Disclosure Schedule (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Draw Down Request Exercise Date and the Closing Date or Subsequent Funding Date, as applicable, with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the applicable Draw Down Request Exercise Date and the Closing Date or Subsequent Funding Date, as applicable, with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Registration Statement. Once a Shelf Registration Statement has been filed and becomes effective in accordance with the Registration Rights Agreement, such Shelf Registration Statement shall continue to be effective, none of the Company or the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to such Shelf Registration Statement and such Shelf Registration Statement shall remain usable for the resale of all of the Shares by the Investor pursuant to such Shelf Registration Statement. The Company shall have complied in all material respects with its obligations under the Registration Rights Agreement.

(iii) Other Commission Filings. All Current Reports shall have been filed with the Commission as required pursuant to Section 1.4, and all other documents required to have been filed with the Commission pursuant to Section 1.4 shall have been filed with the Commission in accordance with Section 1.4. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, shall have been filed with the Commission and such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act. All other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(iv) No Suspension. If the Common Stock is listed on a Trading Market, trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Draw Down Request Exercise Date and the Closing Date or Subsequent Funding Date, as applicable), and the Company shall not have received any notice that the listing or quotation of the Common Stock on the Trading Market shall or may be terminated. At any time prior to the applicable Draw Down Request Exercise Date and the Closing Date or Subsequent Funding Date, as applicable, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial, credit or securities market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to purchase the Shares.

(v) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Draw Down Request Exercise Date and the Closing Date or Subsequent Funding Date, as applicable.

(vi) No Injunction. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or Governmental Authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(vii) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or Governmental Authority shall have been commenced or threatened, and no inquiry or investigation by any Governmental Authority shall have been commenced or threatened, against the Company, or any of the officers, directors or Affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(viii) No Change in Capital Structure. No material changes in the capital structure of the Company shall have occurred.

(ix) Aggregate Limit. The issuance and sale of the Shares issuable pursuant to such Draw Down Request Notice shall not violate Sections 1.1, 2.7 and 2.8 hereof.

(x) Shares Authorized and Delivered. The Shares issuable pursuant to such Draw Down Request Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered all Shares relating to all prior Draw Down Request Notices.

(xi) Listing of Shares/Stockholder Approval. If the Common Stock is listed on a Trading Market, (a) all of the Shares that may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market as of the Closing Date, subject only to notice of issuance, and (b) the cumulative total of the Shares issued under all previous Draw Down Requests, plus the number of Shares represented by the applicable Draw Down Request, may not exceed 19.9% of the total shares of Common Stock issued and outstanding on the Closing Date, unless the Company has obtained the approval of the Company’s stockholders authorizing the issuance of such aggregate number of shares of Common Stock.

(xii) No Material Adverse Effect. No Material Adverse Effect shall have occurred.

(xiii) Opinions of Counsel; Bring-Down. Prior to each Draw Down Request Exercise Date, the Investor shall have received an opinion from outside counsel to the Company in the form mutually agreed to by the parties hereto. On the Closing Date and each Subsequent Funding Date, the Investor shall have received an opinion “bring down” from outside counsel to the Company in the form mutually agreed to by the parties hereto.

(xiv) Officers’ Certificate. The Company shall deliver to the Investor an Officers’ Certificate from the Company, dated the Closing Date or Subsequent Funding Date, as applicable, in substantially the form of Exhibit B hereto, regarding the satisfaction of certain conditions precedent, certifying the calculation of the Performance Condition and the Cap Ex Condition and disclosing the Company’s Total Capital Expenditures since the Closing Date.

(xv) Performance Condition. The ratio of (A) Total Capital Expenditures incurred, since the Closing Date, with respect to all new wells (the “New Wells”) drilled, along with any capital workovers of existing wells as detailed in the Company’s June 2012 D&M Reserve Report, to (B) oil and gas production net of royalties and other parties’ working interests from all New Wells drilled and capital workovers completed, as measured in barrels of oil equivalent produced (and applying a 6:1 conversion ratio of MCFG to BO), over the last 30-day operating period (which, for the avoidance of doubt, excludes any days where production from such New Wells was shut in due to weather or similar force majeure event not caused directly or indirectly by the Company) that the New Wells and capital workover wells were in production, shall be less than or equal to 35,000 (such ratio, the “Performance Condition”). For purposes of calculating the Performance Condition, with respect to any workover inclusion, only incremental production in respect of such well shall be included.

(xvi) Capital Expenditure Condition. The Company shall not have directed greater than (i) $54.0 million in the aggregate in Total Capital Expenditures toward projects in the Garden Island Bay field and (ii) $22.5 million in the aggregate in Total Capital Expenditures toward projects in the Leeville field (together, the “Cap Ex Condition”).

(xvii) No Unresolved FINRA Objection. There shall not exist any unresolved objection raised by FINRA’s Corporate Financing Department with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement.

(xviii) No Default or Event of Default. There shall not exist a default or Event of Default (as defined in the Credit Agreement or the applicable agreement governing the indebtedness) under the Company’s Credit Agreement or in respect of any indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $5.0 million, except for such default of Event of Default as may have been waived by the requisite lenders.

(xix) Third Party and Other Approvals. The Company shall have received all other third-party and other approvals as required for the consummation of the transactions contemplated herein.

(xx) Payment of Fees and Expenses. Prior to the Initial Purchase, the Company shall have paid all fees and expenses required to be paid on or prior to the Closing Date pursuant to Section 9.1.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification by the Company. The Company shall indemnify and hold harmless the Investor, each of the Investor’s directors, officers, partners, employees and Affiliates, and each Person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys’ fees) to which the Investor and each such other Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon (a) any violation of United States federal or state securities laws or the rules and regulations of any Trading Market or OTC Market in connection with the transactions contemplated by this Agreement by the Company or any of its affiliates, officers, directors or employees, (b) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby, (c) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or (d) any cause of action, suit or claim brought or made against the Investor or such Person by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares, (iii) any disclosure made by the Investor pursuant to Section 5.7, or (iv) the status of such Investor as an investor in the Company pursuant to the transactions contemplated by this Agreement and the related documents contemplated hereby; provided, however, that (A) the Company shall not be liable under this Section 8.1 to the extent that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such loss, claim, damage, liability or expense resulted directly and solely from any such acts or failures to act, undertaken or omitted to be taken by the Investor or such Person through its bad faith or willful misconduct and (B) the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in the Current Report or any prospectus or free writing prospectus, or any amendment thereof or supplement thereto.

The Company shall reimburse the Investor and each such controlling Person promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Investor or such indemnified Persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

Section 8.2 Indemnification Procedures. Promptly after a Person receives notice of a claim or the commencement of an action for which the Person intends to seek indemnification under Section 8.1, the Person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested (by written notice provided in accordance with Section 9.4) an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated hereby effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.1 as to which such indemnified party is entitled to indemnification thereunder, each indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

The remedies provided for in Section 8.1 and this Section 8.2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified Person at law or in equity.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Fees and Expenses.

(i) Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on or prior to the Closing Date, by wire transfer of immediately available funds to an account designated by the Investor, all out-of-pocket legal fees and expenses incurred by the Investor in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, legal due diligence of the Company, the Current Report and all other related transaction documentation. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Shares pursuant hereto. For the avoidance of doubt, all of the fees payable to the Investor or its counsel pursuant to this Section 9.1 shall be non-refundable, regardless of whether any Draw Down Requests are issued by the Company or settled hereunder.

(ii) If the Shares are listed on a Trading Market, and if the Company issues a Draw Down Request Notice and fails to deliver the Shares to the Investor on the Closing Date or Subsequent Funding Date, as applicable, and such failure continues for 10 Business Days, the Company shall pay the Investor, in cash, as partial damages for such failure and not as a penalty, an amount equal to 2.0% of the payment required to be paid by the Investor on the Closing Date or such Subsequent Funding Date (i.e., the amount of the Draw Down Request) for the initial 30 days following the Closing Date or such Subsequent Funding Date until the Shares have been delivered, and an additional 2.0% for each additional 30-day period thereafter until the Shares have been delivered, which amount shall be prorated for such periods less than 30 days. Nothing in this Section 9.1(ii) shall be deemed to release the Company from any liability for any breach under this Agreement, or to impair the rights of the Investor to compel specific performance by the Company of its obligations under this Agreement.

Section 9.2 Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the City and State of New York, Borough of Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2.

Section 9.3 Entire Agreement; Amendment. This Agreement, together with the annexes and exhibits referred to herein and the Disclosure Schedule, and the Registration Rights Agreement represent the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. Except as expressly provided in Section 2.7, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. No consideration shall be offered or paid to any Committed Investor or any of their respective affiliates to amend or consent to a waiver or modification of any provision of any of the Other Common Stock Purchase Agreements or the Registration Rights Agreement unless the same consideration also is offered to all of the Committed Investors including the Investor. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Dune Energy, Inc.

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, Texas 77002

Telephone:  (713) 229-6300

Facsimile:   (713) 229-6398

Attention:    James A. Watt

         Chief Executive Officer

With a copy (which shall not constitute notice) to:

DLA Piper LLP

401 Congress Avenue

Suite 2500

Austin, Texas 78701

Telephone: (512) 457-7020

Facsimile:  (512) 721-2220

Attention:   Paul E. Hurdlow, Esq.

If to any Investor, at its address as it appears on the books and records of the Company.

With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Telephone: (212) 373-3000

Facsimile:  (212) 757-3990

Attention:   Andrew N. Rosenberg, Esq.

        Tracey A. Zaccone, Esq.

Either party hereto may from time to time change its address for notices by giving at least 10 days’ advance written notice of such changed address to the other party hereto.

Section 9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 9.6 Headings; Construction. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America.

Section 9.7 Successors and Assigns. The Investor may assign its rights or obligations pursuant to this Agreement to any of its Affiliates. Except as specifically permitted in the foregoing sentence, no Investor may assign its rights or obligations pursuant to this Agreement to any Person, without the prior consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. The Company shall not assign this Agreement or any rights or obligations hereunder, including by merger, sale of all or substantially all of its assets, or consolidation of the Company.

Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 9.9 Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof. The rights provided for in Article VI hereof shall terminate on the earlier to occur of the date (i) the Investor no longer holds at least 50% of the aggregate amount of shares of Common Stock it held as of the Closing Date; (ii) the Investor becomes a Defaulting Investor; and (iii) the Investor no longer owns at least 50% of its pro rata ownership percentage in the Company as of the Closing Date (without giving effect to any Exempt Issuance).

Section 9.10 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. In the event any signature is delivered by facsimile, digital or electronic transmission, such transmission shall constitute delivery of the manually executed original and the party using such means of delivery shall thereafter cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof. Failure to provide or delay in the delivery of such additional executed signature pages shall not adversely affect the efficacy of the original delivery.

Section 9.11 Publicity. The Investor shall have the right to approve, prior to issuance or filing, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, their purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby (unless the same disclosure has been previously reviewed and approved by the Investor); provided, however, that except as otherwise provided in this Agreement, the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure (including any filings with the Commission) with respect thereto as is required by applicable law and regulations (including the regulations of any Trading Market or OTC Market), so long as prior to making any such press release or other public disclosure, if reasonably practicable, the Company and its counsel shall have provided the Investor and its counsel with a reasonable opportunity to review and comment upon, and shall have consulted with the Investor and its counsel on the form and substance of, such press release or other disclosure.

Section 9.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Seection 9.13 No Third Party Beneficiaries. Except as expressly provided in Article VIII, this Agreement is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 9.14 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 9.15 Independent Nature of the Investor’s Obligations and Rights. The obligations of the Investor under this Agreement and the Registration Rights Agreement are several and not joint with the obligations of any other Committed Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any other Committed Investor under this Agreement or the Registration Rights Agreement. Nothing contained herein or in the Registration Rights Agreement, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Committed Investors as, and the Company acknowledges that the Committed Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Committed Investors are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated hereby and by the Registration Rights Agreement, and the Company acknowledges that the Committed Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and by the Registration Rights Agreement. The Company acknowledges and the Investor confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Committed Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

DUNE ENERGY, INC.:

By:	/s/ James A. Watt
Name: James A. Watt
Title: Chief Executive Officer

[Signature page to Common Stock Purchase Agreement]

INVESTOR:

MARDI GRAS LTD.

By:	/s/ Ronan Guilfoyle
Name: Cayman Private Manager I Ltd.
Title: Director
Ronan Guilfoyle, Authorized Signatory

HIGH RIDGE LTD.

By:	/s/ Ronan Guilfoyle
Name: Cayman Private Manager I Ltd.
Title: Director
Ronan Guilfoyle, Authorized Signatory

STRATEGIC VALUE SPECIAL SITUATIONS FUND, L.P.
By:	SVP Special Situations LLC, its
Investment Manager

By:	/s/ Jean-Louis Lelogeais
Name: Jean-Louis Lelogeais
Title: Authorized Signatory

[Signature page to Common Stock Purchase Agreement]

ANNEX A TO THE

COMMON STOCK PURCHASE AGREEMENT

DEFINITIONS

“Affiliate” shall have the meaning assigned to such term in Rule 12b-2 under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Bylaws” shall mean the Company’s bylaws as in effect on the date hereof.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, (b) the sale of all or substantially all of the assets of the Company or its Subsidiaries, or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) nominated by the board of directors of the Company or (ii) appointed by directors so nominated.

“Charter” shall mean the Company’s Certificate of Incorporation as in effect on the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since December 31, 2011, including, without limitation, the Annual Report on Form 10-K filed by the Company for its fiscal year ended December 31, 2011 (the “2011 Form 10-K”), and which hereafter shall be filed with or furnished to the Commission by the Company during the Term, including, without limitation, the Current Report, (2) the Registration Statement, as the same may be amended from time to time, and the Prospectus and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of December 22, 2011, among Dune Energy, Inc., as Borrower, Bank of Montreal, as Administrative Agent, CIT Capital Securities LLC, as Syndication Agent, BMO Capital Markets Corp., as Sole Lead Arranger and Sole Bookrunner, and the lenders party thereto, as amended and supplemented by the First Amendment thereto, dated as of September 25, 2012, and as may be further amended, restated, supplemented or otherwise modified from time to time.

“Draw Down Limit” means such number of shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock which, when aggregated with all other shares of Common Stock issued or sold pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by such Draw Down Request Notice under applicable rules of any Trading Market on which the Common Stock may be listed or quoted, is equal to one less than 20.0% of the issued and outstanding shares of Common Stock on the date immediately prior to the earliest of such issuance or sale (as adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement); provided, however, that the Draw Down Limit shall not exceed under any circumstances that number of shares of Common Stock that the Company may issue pursuant to such Draw Down Request Notice without (a) breaching the Company’s obligations under the rules and regulations of any Trading Market on which the Common Stock may be listed or quoted or (b) obtaining stockholder approval under the applicable rules and regulations of any Trading Market on which the Common Stock may be listed or quoted.

“Draw Down Request” means the transactions contemplated under Sections 2.1 through 2.9 of this Agreement.

“Draw Down Request Amount” means the amount of proceeds requested by the Company pursuant to a Draw Down Request under this Agreement.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (insofar as either may be affected by a Release of, or exposure to, Hazardous Materials), the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Company or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Company or any Subsidiary is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Company or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or otherwise in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Company or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision or any deposit account agreement or similar agreement relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Company or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Company or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Company or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default under the Company’s Credit Agreement (as defined therein), provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of Bank of Montreal, as Administrative Agent under the Credit Agreement, and the lenders party to the Credit Agreement, is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Free writing prospectus” shall mean a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“GAAP” shall mean generally accepted accounting principles in the United States of America as applied by the Company.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious materials or medical wastes.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired by the Company or any Subsidiary in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Knowledge” means the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer, after reasonable inquiry of all officers, directors and employees of the Company who could reasonably be expected to have knowledge or information with respect to the matter in question.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Company and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Material Adverse Effect” shall mean a material adverse change in, or material adverse effect on (a) the business, operations, Property or financial condition of the Company and the Subsidiaries taken as a whole, excluding the effect of events, developments and circumstances affecting the oil and gas exploration and production industry generally, (b) the ability of the Company or any Subsidiary to perform any of its material obligations under this Agreement or the related transactions contemplated hereby, (c) the validity or enforceability of this Agreement or (d) the rights and remedies of the Investor.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, transportation, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“OTC Market” means any decentralized market on which the Common Stock is traded that is not a Trading Market.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Company, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Company or a Subsidiary or an ERISA Affiliate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proportionate Percentage” means 26.14%, calculated based on such Investor’s pro rata Common Stock ownership as among all Investors as of the date hereof.

“Prospectus” shall have the meaning ascribed to it in the Registration Rights Agreement.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated the date hereof, by and among the Company and the Investor, as amended, restated, supplemented or otherwise modified from time to time.

“Registration Statement” shall have the meaning ascribed to it in the Registration Rights Agreement.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean shares of Common Stock issuable to the Investor upon exercise of a Draw Down Request or the Investor’s Elected Draw Down.

“Shelf Registration Statement” shall have the meaning ascribed to it in the Registration Rights Agreement.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Total Capital Expenditures” shall have the meaning ascribed to it in Appendix A hereto.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market (or any successors to any of the foregoing), whichever is at the time the principal trading exchange or market for the Common Stock.

APPENDIX A TO THE

COMMON STOCK PURCHASE AGREEMENT

DRILLING PROJECTS OF THE COMPANY

The following is the Company’s planned drilling schedule as of the Closing Date. As noted in the Agreement, the parties agree the Company shall have the right to substitute, modify or amend the following schedule in its reasonable judgment to pursue alternative projects, so long as such projects are substantially equivalent in both risk profile and risked expected return to those listed below.

Leeville Field subject to Capital Expenditure Condition of $22.5 million aggregate during term of agreement

All costs of drilling and completion as to Dune’s working interest in the following wells:

Abraham #1 (TOCE F/O), Lefort #1 (LeForte #8), LL&E # 340, LL&E #342, LaGraize 1 and 2, LL&E #208, LL&E #341, LL&E # 239-1 and 2, LL&E #87 attic 1 and 2, and SL 20783 #1 as currently named, however, recognizing name of wells may change to meet regulatory requirements. With the exception of the SL 20783 #1 well, all wells are normally pressured and in immediate or near proximity to existing producing reservoirs. However, if operator elects to substitute a similar well not currently listed, and the company feels the economics of the proposed test is similar to or better than a listed well, and non-consenting such well would result in loss of interest, the company may substitute such proposed well.

Garden Island Bay Field subject to Capital Expenditure Condition of $54 million aggregate during the term of agreement

All costs of drilling and completion as to Dune’s working interest in the following wells:

Kappa, 916 re-completion, Epsilon, Y, P, S Redrill, Epsilon E and O. Exact names of these wells will be modified to meet permitting requirements.

Other Fields

All costs of drilling and completion of PUD locations within the Live Oak Field (LOPT 13 and 1 ST) and Bateman Lake Field (Bull Frog).

Other Operations or Proposals (Capital Work overs and outside operator proposals)

Capital Work over costs associated with wells in the D & M reserve report necessary to return wells to production and costs associated with outside proposals on existing properties whereby non-consenting such activity would result in loss of value. Such costs not to exceed $20 million in the aggregate during the term of the agreement.

Total Capital Expenditures

All of the above costs, including costs for the Abraham #1 (Toce F/O) and LeFort wells at Leeville initiated prior to closing shall be included Total Capital Expenditures. Expense Workovers, capital improvements in field facilities and other maintenance capital will not be included in Total Capital Expenditures.

EXHIBIT A TO THE

COMMON STOCK PURCHASE AGREEMENT

FORM OF DRAW DOWN REQUEST NOTICE

To:	Date:
Fax#:

Reference is made to the Common Stock Purchase Agreement dated as of December 20, 2012, (the “Purchase Agreement”) among Dune Energy, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and the Investor from time to time party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

Attached hereto as Exhibit A is the Company’s calculation of the Performance Condition. Attached hereto as Exhibit B is the Company’s calculation of the Cap Ex Condition. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company at or prior to date hereof in connection with the Draw Down Request.

In accordance with and pursuant to Section 2.1 of the Purchase Agreement, the Company hereby issues this Draw Down Request Notice to exercise a Draw Down Request as indicated below.

Amount of Draw Down Request:

Draw Down Request Price:

Dollar Amount of Common Stock Currently Available under the Aggregate Limit:

Proposed Subsequent Funding Date:

Dated:	By:
Name: Title: Address: Facsimile No.

EXHIBIT B TO THE

COMMON STOCK PURCHASE AGREEMENT

OFFICERS’ CERTIFICATE

In connection with the issuance of shares of common stock of Dune Energy, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), pursuant to the Draw Down Request Notice, dated [                    ], delivered by the Company to the Investor, pursuant to Article II of the Common Stock Purchase Agreement, dated as of December 20, 2012, by and among the Company and the Investor (the “Agreement”), the undersigned hereby certifies as follows:

1. The undersigned is the duly elected [                    ] of the Company.

2. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware. The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Company’s Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

3. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

4. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article IV of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [insert Draw Down Request Exercise Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [insert Draw Down Request Exercise Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

5. The Board of Directors of the Company has approved the transactions contemplated by the Agreement; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof.

6. The Total Capital Expenditures of the Company since the Closing Date is $            .

7. The Performance Condition has been met. The calculation of the Performance Condition Ratio is as follows:

[Demonstrate detail of the calculation that the Performance Condition has been met, which shall include the capital spent per well, gas produced per well, oil produced per well, the ratio used and the Performance Condition Ratio.]

8. The Cap Ex Condition has been met.

9. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to [insert Draw Down Request Exercise Date] and the date hereof.

10. As of [insert Draw Down Request Exercise Date] and the date hereof, the Company did not and does not possess any material non-public information.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The undersigned has executed this Certificate this [    ] day of [            ], 20[    ].

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